UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2025

Nuburu, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39489	85-1288435
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7442 S Tucson Way Suite 130
Centennial, Colorado		80112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 767-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BURU	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On January 13, 2025, Nuburu, Inc. (the “Company”) entered into a letter agreement with S.F.E. Equity Investments SARL (“SFE EI”), pursuant to which SFE EI agreed to engage in efforts and commit capital, together with its partners, to repay, settle, or acquire, certain outstanding promissory notes issued by the Company (which are currently in default as publicly reported by the Company on December 16, 2024) and finance the operations of the Company for the next twelve months pursuant to a business plan focused on building a stable foundation for the future business (the “Transformation Plan”) to be agreed by the parties.

In exchange, the Company agreed to the governance changes identified in Item 5.02 below. In the event that SFE EI and its partners are able to acquire the outstanding notes that are currently in default, the parties also agreed to amend such notes, with the objective of having such notes ultimately converted and extinguished.

On January 14, 2025, the Company entered into a settlement and mutual release agreement with Liqueous LP (“Liqueous”) pursuant to which the parties provided an immediate mutual release of claims and Liqueous agreed to provide to the Company (i) payments for an aggregate of $1,000,000 in three installments, and (ii) a payment of $500,000 at such time as the parties are able to negotiate the amendment of the terms of outstanding pre-funded warrants held by Liqueous to reflect current market price. Such payments are conditioned on the Company’s continued performance under funding arrangements executed by the Company with Liqueous before July 31 2024.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 13, 2025, the Company accepted Ron Nicol’s resignation from the Board of Directors (the “Board”), appointed Alessandro Zamboni as Executive Chairperson, and reinstated Matteo Ricchebuono as a director, each of which were effective immediately. Biographical information regarding each director is included in the Company’s prior filings with the Securities and Exchange Commission.

Mr. Zamboni will lead the Company in implementing the Transformation Plan or, in the event that the Transformation Plan is not consummated, until the sale, recapitalization, or appropriate dissolution of the Company. In consideration for his service as Executive Director, Mr. Zamboni will receive an annual base salary of $360,000 and will be eligible for bonus compensation as determined by the Compensation Committee of the Board.

Also, effective January 13, 2025, the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee are comprised of the following individuals:

•
The Audit Committee is comprised of Shawn Taylor (Chairperson), Elizabeth Mora, and Dario Barisoni.

•
The Compensation Committee and the Nominating and Corporate Governance Committee are both comprised of Dario Barisoni (Chairperson) and Elizabeth Mora.

The Board also determined that any compensation payable to Board members with respect to the 2024 fiscal year be paid solely in shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 17, 2025	By:	/s/ Brian Knaley
Brian Knaley Chief Executive Officer